Exhibit 10.16

Consulting Agreement

This Consulting Agreement (“Agreement”) is entered into as of this 18th day of April, 2023 (“Effective Date”) by and between Borealis Foods Inc., an entity with a principal place of business at 1540 Cornwall Rd., Suite 104, Oakville, Ontario (“Borealis Foods”) and Vonnie Rochester, an individual residing at [*****] (the “Consultant”).

Whereas, Borealis Foods would like to retain the services of the Consultant to provide certain services and the Consultant has agreed to perform the said services for the benefit of Borealis Foods and its affiliated entities as set forth herein;

Now therefore, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

1.0 Engagement of Consultant

During the Term of this Agreement, Borealis Foods appoints and engages the services of the Consultant to assist Borealis Foods to increasing its market share for the manufacture and distribution of ramen noodles produced at its facility in South Carolina by identifying new customers (“Customers”) for the products of Borealis Foods and its affiliated entities (the Products”), in the territory set forth in Schedule A (the “Territory”), subject to the terms and conditions set out in this Agreement (hereinafter a “Transaction”). Consultant shall not have the authority to make any commitments whatsoever on behalf of Borealis Foods, and be fully responsible for keeping Potential Customers (as defined below) duly informed of this limit on Consultant’s authority.

Borealis Foods acknowledges that the Consultant also acts as a consultant to other persons, firms or corporations.

2.0 Consultant Services

2.1 Sales. The Consultant shall provide to Borealis Foods services related to the Transaction (the “Sales Services”) including:

a Assisting with the identification of and negotiations with prospective purchasers (“Potential Customers”) for its end products manufactured at its Facility in South Carolina;

b Acting as the agent for its products to be sold in the Territory, including to USA schools or other government agencies covered by the USDA rules and regulations in connection with the Transaction;

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

c Assisting Borealis Foods to secure the sale of Products with Potential Customer. For each such secured sale, the Potential Customer shall be referred to as “Customer”. ;

d Managing the relationship with Potential Customers for the purposes of the Transaction;

e Assisting in the preparation of the information summaries, marketing and other materials for Potential Customers;

f Subject to mutual agreement of Borealis Foods and the Consultant, performing all such other acts the parties consider reasonably necessary to properly and efficiently carry out the foregoing.

The Consultant shall make no warranty or representation with respect to the Products or offer any quotation or price discount or any promotional consideration to any Customer or Potential Customer other than that expressly authorized by Borealis Foods.

2.2 Procedures. Consultant shall have the ability to introduce new sales opportunities in the Territory accordance with the procedures set forth herein.

a Consultant shall notify Borealis Foods in writing (or email) of a sales opportunity that Consultant wishes to refer. This notice shall contain the name, address, contact information and contact person of the Potential Customer.

b Borealis Foods shall verify that the opportunity is neither a current client nor is being actively pursued by Borealis Foods’ direct sales force or another Borealis Foods agent or broker. Borealis Foods shall use reasonable efforts to notify Consultant of this determination in writing within [*****] business days of receipt of the referral notice from Consultant. In order to be valid and binding on Consultant, a referral must be acknowledged and accepted in writing by Borealis Foods.

c sale is deemed to have occurred once a hard copy purchase order has been received by Borealis Foods or its affiliated entities from a Potential Customer. Should no sale occur within [*****] months after initial notification by Consultant, Borealis Foods shall have no further obligation to Consultant for payment of Commission referenced herein with respect to that Potential Customer.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

2.3 After Sales Services. Once a Potential Customer has become a Customer, Consultant shall devote as much time, skill, diligence and resources as necessary to provide after sales services as described in this section 2.3 and to provide to Borealis Foods the relevant after sales support. More specifically, Consultant agrees to:

(i)	regularly make personal calls upon the Customers to communicate the terms of and faithfully execute the promotional programs run by Borealis Foods or its affiliated entities from time to time, execute trade promotion activities, manage and reconcile trade funds. Consummate sales, assist with forecasting volume demands, communicate and execute promotional activities, perform retail services and monitor the turnover of the Products;

(ii)	submit to Borealis Foods all Orders and all inquiries with respect to the Products no later than [*****] business days from the time such Orders or inquiries are received by Consultant;

(iii)	keep Borealis Foods informed of and submit monthly written reports describing and detailing at a minimum the following: (i) merchandising, advertising and other promotional programs, pricing and sales activities of Borealis Foods’ competitors in the Territory; (ii) Customers’ use of funds made available to them under any promotional programs; (iii) any change in the financial condition or other relevant credit information of the Customers or Potential Customers; and (iv) any change in Consultant’s management, ownership or personnel in charge of any Customer account;

(iv)	execute and maintain complete and separate written records of and any documentation relating to advertising and/or trade allowances, deduction clearances and merchandising programs for a minimum of [*****] years;

(v)	Comply with all laws, rules and regulations applicable to its performance pursuant to this Agreement; and

(vi)	assist Borealis Foods, upon request, in determining the credit standing of any Customer or in collecting any amounts owed to Borealis Foods or its affiliated entities by any Customer.

3.0 Information

Borealis Foods will ensure that the Consultant is provided, on a timely basis, with all information and documentation concerning Borealis Foods which might reasonably be considered material to this engagement or which the Consultant may reasonably request in the performance the Services.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

4.0 Representations and Warranties

4.1 The Services are to be rendered in a manner in keeping with best industry standards by professionals performing these types of professional services and as contemplated by this Agreement.

4.2 The Consultant agrees that Borealis Foods reserve the right, in Borealis Foods’ own interest, to modify, reject, cancel or stop any and all plans, schedules or work in process. In such event, the Consultant shall immediately take proper steps to carry out Borealis Foods’ instructions. Borealis Foods agree to reimburse the Consultant for all pre-approved expenses incurred and to assume liability for and to pay all authorized third-party commitments.

4.3 The Consultant expressly reserves the right to refuse to undertake any program, prepare any materials, or cause the publication or distribution of any materials which may be misleading, indecent, libellous, unlawful or otherwise prejudicial to Borealis Foods’ interests or the Consultant’s interests.

4.4 The Consultant will take reasonable precautions to safeguard any of Borealis Foods’ property entrusted to the Consultant’s custody or control. Upon the first anniversary of the termination of this Agreement, the Consultant shall delete or dispose or return of any Borealis Foods’ property entrusted to it and provide notification thereof to Borealis Foods

5.0 Compensation; Payment Terms

5.1 In consideration for the Services, Borealis commits to pay to Consultant a Commission as set forth in Schedule “B”, attached hereto and incorporated herein by reference.

5.2 The Commission on a given Transaction shall be due only after payment from a Customer has been received cleared the account of Borealis Foods or its affiliated entities.

5.3 Borealis Foods shall have the absolute right to set forth cash discounts, to make such allowances and adjustments to accept such returns from its Customers, and to write off as bad debts such overdue Customer accounts as it deems advisable. In each such case Borealis Foods shall charge back to Consultant’s account any amounts previously paid or credited to it with respect to such cash discounts, allowances, adjustments, return or bad debts. However, Borealis Foods agrees that the amount of any cash discount provided to a Customer and charged back to Consultant shall not exceed of the sales price.

5.4 Consultant shall provide an invoice to Borealis Foods detailing the Commission. Borealis Foods shall pay the Consultant’s invoices within [*****] days from the date of an undisputed invoice.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

5.5 Consultant shall be responsible for all of Consultant’s expenses in rendering the Services. Borealis Foods may, from time to time, agree to pay for certain Consultant expenses but only if pre-approved in writing by Borealis Foods.

6.0 Term and Termination

6.1 This Agreement shall come into effect as of the Effective Date and, unless terminated earlier as provided herein, shall terminate after [*****] months (the “Term”).

6.2 This Agreement may be terminated by either party by providing [*****] days written notice by delivery or prepaid registered mail to the principal place of business of the party to whom the notice is addressed.

6.3 Upon termination of this Agreement for any reason, the Consultant shall transfer, assign and make available to Borealis Foods or Borealis Foods’ representative, all property and materials in the Consultant’s possession or control belonging to or paid for by Borealis Foods and all reasonable information regarding the Services.

6.4 The parties’ respective rights, duties and responsibilities shall continue during the [*****] day notice period.

6.5 Borealis Foods’ obligation to pay the Compensation set forth in Schedule “B” shall survive termination of this Agreement for a period of [*****] months. The Confidentiality provisions hereof shall survive termination indefinitely. Notwithstanding the foregoing, any terms and conditions that by their nature or otherwise reasonably should survive a cancellation or termination of the Agreement, shall survive.

7.0 Non-Circumvention:

It is understood that the Consultant will be introducing Borealis Foods to Potential Customers. Borealis Foods agrees that its employees, officers, directors or other consultants will not circumvent this Agreement by endeavouring to employ, tempt or otherwise cause any Customer or Potential Customer or any persons the Consultant introduces to Borealis Foods to circumvent this Agreement. Borealis Foods understands that such action would constitute a breach of this Agreement and would be harmful or damaging to the Consultant’s business and Consultant is relying on Borealis Foods’ assent to these terms and their intent to be bound by the terms by evidence of their signature.

8.0 Confidentiality

8.1 The parties agree that the Confidentiality Agreement of equal date hereto, signed between the Consultant and Borealis Foods, shall be made an addendum hereto and included herein in its entirety.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

9.0 Code of Conduct

In performing the Services, Consultant agrees to: (a) comply with all applicable anti-bribery and anti-corruption laws and regulations, (b) not offer any bribe or other facilitation payment to any public official or other person and (c) not do anything that may cause Borealis Foods or any of its affiliated entities to breach any anti-bribery or anti-corruption law.

10.0 Relationship of the Parties

The relationship of the parties created by this Agreement is that of independent contractors. Consultant is not and shall not be deemed to be an employee partner, joint venturer, franchisee, licensee or affiliate of Borealis Foods. This Agreement does not create a fiduciary relationship or fiduciary duties between the Consultant and Borealis Foods. Consultant shall have no authority to enter into contracts or assume or create any liability, obligation or responsibility, express or imposed, on behalf of or in the name of the Borealis Foods.

11.0 Notices

Any notice, demand, request, consent, approval or waiver required or permitted to be given hereunder shall be in writing and may be given to the party for whom it is intended by delivering it to such party, sending it by electronic communication, or by courier or prepaid registered mail to the address for the party indicated above. A party may change the that party’s email or physical address by providing the other party with notice in writing of the change of address. Any notice which is delivered is deemed to be received on the date of delivery and notice which is mailed is deemed to be received on the third business day after mailing.

12.0 Governing Law

This Agreement shall be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

13.0 Entire Agreement

This Agreement, together with its schedules, supersedes and replaces all prior negotiations and/or agreements made between the parties hereto, whether oral or written, and contains the entire understanding of the parties with respect to the subject matter hereof. No representations were made or relied upon by either party other than those that are expressed and set forth in this Agreement. The terms of this Agreement may only be amended in writing signed by an authorized representative of each of the parties.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

14.0 Amendment

No modification, amendment, variation or waiver hereof shall be of effect or binding upon the parties hereto unless agree to in writing and signed by each of them.

15.0 Non-waiver

The failure of either party to this Agreement to object to or take affirmative action with respect to any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of those terms of the agreement or of any future breach.

16.0 Force Majeure

If the performance of this Agreement or any obligation hereunder (other than the payment of money) is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of the affected party, the party so affected shall be excused from such performance to the extent of such act or condition.

17.0 Assignment; Enurement

This Agreement may not be assigned by the Consultant without Borealis Foods’ prior written consent. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

18.0 Electronic Execution & Counterparts

This Agreement may be executed by way of one or more electronic counterparts each of which shall constitute an original document, and all of which together shall constitute the same document. This Agreement may be executed and delivered by email if signed and sent in PDF, TIF or JPEG format.

19.0 Severability

If any provision of this Agreement is determined to be void, invalid or unenforceable, in whole or in part, for any reason whatsoever, it shall not be deemed to affect or impair the validity or enforceability of any other provision hereof, and such unenforceable provision or part thereof shall be treated as severable form the remainder of this Agreement.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first written above.

BOREALIS FOODS INC,	VONNIE ROCHESTER

Name:	Date:
Title:
Date:

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

[*****]

TERRITORY

●	[*****]

●	[*****]

●	[*****]

BOREALIS FOODS INC,	VONNIE ROCHESTER

Name:	Date:
Title:
Date:

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

[*****]

CONSULTANT’S REMUNERATION

All capitalized terms not otherwise defined herein shall have the meaning set forth in the body of the Consulting Agreement.

In consideration of the Consultant undertaking to provide the Services, Borealis Foods agrees to pay commission to the Consultant as follows:

(a)	The Consultant shall be entitled to a guaranteed base commission of [*****] payable over the duration of this Agreement plus a percentage of sales to all Potential Customers (“Commission”). For sake of clarity, the portion of the Commission payable as sales to Potential Customers will be paid only on the completion of the Transaction with any Potential Customer.

(b)	The Consultant’s Commission shall be [*****] (but [*****] for the [*****]) of total sales of Products to Potential Customers first introduced by Consultant in the Territory based on the Net Sales Price. Notwithstanding the foregoing, in the event that the Consultant can negotiate a high price for the product, the parties will negotiate a higher commission in good faith.

The “Net Sales Price” shall be defined as follows:

Net Sale Price = gross sales, less any discounts.

(c)	The fixed portion of the Commission shall be paid in equal installments commencing on [*****] (or upon signature hereof) through to [*****].

(d)	Borealis may accelerate payment of the fixed portion of the Commission on terms and conditions to be agreed upon by both parties.

BOREALIS FOODS INC,	VONNIE ROCHESTER

Name:	Date:
Title:
Date:

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.